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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): FEBRUARY 1, 2000



                         PACIFICARE HEALTH SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                     000-21949              95-4591529
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(State or other jurisdiction of        (Commission            (IRS Employer
incorporation or organization)         File Number)       Identification Number)



               3120 LAKE CENTER DRIVE, SANTA ANA, CALIFORNIA 92704
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          (Address of principal executive offices, including zip code)



      (Registrant's telephone number, including area code): (714) 825-5200

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On February 1, 2000, PacifiCare Health Plan Administrators, Inc. ("PHPA"), acquired all of the issued and outstanding stock of Harris Methodist Texas Health Plan, Inc. and Harris Methodist Insurance Company, Inc., for a purchase price of approximately $120 million. This transaction was pursuant to the Purchase Agreement dated November 1, 1999, by and among Harris Methodist Health Plan, Inc., Texas Health Resources and PHPA. PHPA is a wholly owned subsidiary of PacifiCare Health Systems, Inc. The acquisition is being funded using cash from operations and will be accounted for as a purchase.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)      Financial Statements of Businesses Acquired.

               To be filed by amendment not later than April 17, 2000.

      (b)      Pro Forma Financial Information.

               To be filed by amendment not later than April 17, 2000.

      (c)      Exhibits.

               2.1 Purchase Agreement dated November 1, 1999, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources.

               2.2 First Amendment to Purchase Agreement dated February 1, 2000, by and among PacifiCare Health Plan Administrators, Inc., Harris Methodist Health Plan, Inc. and Texas Health Resources.

               99.1   Press release of January 31, 2000.



                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PACIFICARE HEALTH SYSTEMS, INC.
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                                  (Registrant)


Date: February 11, 2000              By: /s/ ALAN R. HOOPS
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                                             Alan R. Hoops
                                             President
                                             and Chief Executive Officer
                                             (Principal Executive Officer)